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                                                                     Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-34075, 33-13252, 33-60474, 33-55223, 33-55553, 333-58249, 333-48049,
33-61149, 333-77293, and 333-84955 of Fifth Third Bancorp on Form S-8 and in Registration Statements No. 33-19965 and 333-84911 on Form S-4 and
No. 33-54134, 333-58265, 333-42379, 333-80919, and 333-86645 on Form S-3
of our report dated January 14, 2000 incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1999.


March 30, 2000
Cincinnati, Ohio